Exhibit 99.1

Sterne Agee Financial Institutions Conference February 12-14, 2014

Contacts 1 Michael Daly Chairman, President & CEO mdaly@berkshirebank.com 413-236-3194 Josephine Iannelli EVP, Chief Financial Officer jiannelli@berkshirebank.com 413-236-3379 Allison O’Rourke VP, Investor Relations Officer aorourke@berkshirebank.com 413-236-3149

Who We Are 2 Full Service Regional Bank with a distinctive brand and culture, strong middle market opportunities and a solid foundation for growth Assets: $6.0 billion Loans: $4.2 billion LTM Revenue: $230 million Deposits: $4.3 billion Wealth AUM: $1.3 billion Branches: 92 plus lending offices Footprint: New England and Central New York Market Capitalization: $630 million NYSE: BHLB

Q4 Results Summary 3 Strong loan growth, cost cutting and focus on fee income 16% annualized total loan growth 14% annualized growth in total commercial loans 6% fee income growth – Q/Q ann. 3% reduction in core expense – Q/Q 7% reduction in core expense in last six months Delivered on core earnings guidance Positive core operating leverage excluding loan accretion

4 Current Initiatives Organic Revenue Growth Loans Commercial Emphasis Fee Income Pricing and Cross Sale Profitability Margin Expense Management New York Branch Integration 18 New Branches; 65,000 New Customers Funds Reinvestment Building for the Future Balance Sheet Positioning Capital Management

Focus on Loan Growth 5 Total Commercial Loan Growth: 11% Annualized 2H13 5% FY 13 $687 $ Millions Ongoing Double-Digit Annualized C&I Growth Note: YTD loan generation based on net increase in commercial loans from business activities before acquired loan run-off C&I Growth

Focus on Loan Growth 6 $ Millions 12% 8% 7% 5% 8% Total Loan Growth in 2H13 Note: First half of 2013 balances declined due to portfolio repositioning Multiple regions Leveraging deal flow from team recruitment Expanded cross sales across footprint Expanded specialty lending

Success with recruited commercial lending teams in middle-market space driving growth 7 Key Characteristics Established, well respected teams formerly attached to large banks focused outside of our regions Solid relationships within community Breakeven within first year Teams producing solid results Focus on Loan Growth

Double-Digit Annualized Growth in Consumer Lending – Q3 & Q4 2013 8 Focus on Loan Growth

Emphasis on building fee income and enhancing cross-sell initiatives 9 Focus on Fee Income Growth 60% growth FY13 19% growth FY13 Stabilized at year end New cross sell initiatives launched 18% growth FY13 New leadership and geographic reach

10 Positive Core Operating Leverage – Q4, ex accretion 23% increase in core income – Q/Q 5% annualized core revenue growth 3% decrease in core expenses Ongoing Benefits from Restructuring 2 branches consolidated in Q4; 5 in FY13 11% reduction in comp and occupancy - Q4 Y/Y Focus on Profitability Double-Digit Targeted Revenue Growth with Integrated Branch Purchase

New York Branch Integration 11 18 Branches in Central and Eastern New York Fills in our footprint from Syracuse to Albany $450 million in low cost deposits 65,000 new customers Asset sensitive to interest income at risk Liquidity to support targeted loan growth Fee income initially targeted at 25% of total revenues Goals for accretion: Net interest margin Core EPS

Building for the Future Mid-single-digit annualized organic core revenue growth Double-digit annualized organic loan growth Low single-digit annualized organic deposit growth Stabilizing margin Higher expenses due to seasonality and branch acquisition Declining purchased loan accretion Core EPS of $0.40+ Q1 Outlook 12

Why Invest in Us Strong financial condition Diversified revenue drivers Established footprint in attractive markets Experienced leadership team AMEB culture Well positioned for growth Focused on long-term profitability goals and shareholder value 13 13

Appendix 14

Forward Looking Statements. This document contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements include statements about anticipated financial results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may.“ There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements made in this document. NON-GAAP FINANCIAL MEASURES. This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and core earnings excluding merger and other non-recurring costs. These measures are commonly used by investors in evaluating business combinations and financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring merger and systems conversion related expenses. Reconciliations are in earnings releases at www.berkshirebank.com. 15 15

Financial Performance & Goals 16 16 2010 2011 2012 2013 Financial Goals Core revenue growth 9% 31% 40% 13% 7 - 10%+ ann Net interest margin 3.28% 3.57% 3.62% 3.63% 3.30%+ Fee income/revenue 28% 24% 26% 22% 25%+ Efficiency ratio 71% 63% 59% 61% < 60% Core ROA 0.51% 0.80% 0.98% 0.88% 1%+ Core ROE 3.6% 5.8% 7.5% 6.9% 10%+ Core ROTE 7.6% 11.3% 13.8% 12.4% 15%+ Core EPS $1.00 $1.54 $1.98 $1.87 10%+ann growth Dividends/share $0.64 $0.65 $0.69 $0.72 Competitive yield Tangible BV per share $15.22 $15.53 $15.63 $16.27 5%+ ann growth Note: Core results exclude merger, divestiture, systems conversion, accounting correction and restructuring net charges after tax totaling $0.4 million in 2010, $10.4 million in 2011, $11.1 million in 2012 and $5.6million in 2013. GAAP EPS for those periods was $0.98, $0.97, $1.49 and $1.65 respectively. Core ROTE includes after-tax amortization of intangible assets in core return. Book value per share was $27.52, $26.09, $26.53 and $27.08 for the above respective periods. Financial goals are future run-rate targeted in stages over the medium term.

BERKSHIRE HILLS BANCORP BHLB LISTED NYSE
17

Non-GAAP Reconciliation

(Dollars in thousands)		2010	2011	2012	2013
Net income		$ 13,615	$ 17,348	$ 33,188	$ 41,143
Non-core revenue (net)		-	(2,113)	(1,485)	(6,045)
Non-core expense (net)		447	19,928	18,019	15,348
Income taxes		(87)	(6,547)	(6,114)	(3,750)
Net (income) loss from discontinued operations		-	(914)	637	-
Total core income	(A)	$ 13,975	$ 27,714	$ 44,245	$ 46,696
Amortization of intangible assets (after tax)		$ 1,813	$ 2,542	$ 3,203	$ 3,161
Total core tangible income	(B)	$ 15,788	$ 30,256	$ 47,448	$ 49,857
Total non-interest income		$ 29,751	$ 35,803	$ 54,056	$ 58,232
Non-core revenue (net)		-	(2,113)	(1,485)	(6,045)
Net interest income		76,947	106,520	143,388	168,752
Total core revenue		$ 106,698	$ 140,210	$ 195,959	$ 220,939
Total non-interest expense		$ 82,137	$ 116,442	$ 140,806	$ 157,359
Less: Non-core expense (net)		(447)	(19,928)	(18,019)	(15,348)
Core non-interest expense		81,690	96,514	122,787	142,011
(Dollars in millions, except per share data)					
Total average assets	(C)	$ 2,743	$ 3,484	$ 4,532	$ 5,306
Total average equity	(D)	$ 383	$ 476	$ 586	$ 675
Total average intangible assets		174	207	242	272
Total average tangible equity	(E)	$ 209	$ 269	$ 344	$ 403
Total stockholders' equity, period-end		$ 387	$ 552	$ 667	$ 678
Less: Intangible assets, period-end		(173)	(223)	(274)	(271)
Total tangible stockholders' equity, period-end	(F)	$ 214	$ 329	$ 393	$ 407
Total shares outstanding, period-end (*thousands*)	(G)	14,076	21,148	25,148	25,036
Average diluted shares outstanding (*thousands*)	(H)	13,896	17,952	22,329	24,965
Core earnings per common share, diluted	(A/H)	$ 1.00	$ 1.54	$ 1.98	$ 1.87
Tangible book value per share, period-end	(F/G)	$ 15.22	$ 15.53	$ 15.63	$ 16.27
Core return on assets	(A/C)	0.51 %	0.80 %	0.98 %	0.88 %
Core return on equity	(A/D)	3.65	5.76	7.52	6.92
Core return on tangible equity	(B/E)	7.57	11.27	13.77	12.37

Note: See footnote on page 16 for description of non-core items

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Notes: 18

If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com Committed to the RIGHT core values: Respect Integrity Guts Having Fun Teamwork